                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                CALPROP, CORP.
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                              CALPROP CORPORATION
                          5456 MCCONNELL AVENUE, #245
                         LOS ANGELES, CALIFORNIA 90066

                               ----------------

               NOTICE OF THE 1996 ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MAY 23, 1996

                               ----------------

To the Shareholders of
Calprop Corporation:

  The 1996 Annual Meeting of Shareholders of Calprop Corporation, a California corporation, (the "Company"), will be held on May 23, 1996 at 2:00 p.m., local time, at the Airport Marina Hotel, 8601 Lincoln Boulevard, Los Angeles, California, for the following purposes, all as more fully set forth in the accompanying Proxy Statement:

    1. To elect six directors of the Company;

    2. To consider and act upon an amendment to the Company's 1993 Stock Option Plan ("the 1993 Plan") increasing the number of shares of the Company's Common Stock authorized under the Plan from 1,000,000 to 1,500,000 shares;

    3. To consider and act upon an amendment to the Company's Long Term Stock Incentive Plan ("the Incentive Plan") increasing the number of shares of the Company's Common Stock authorized under the Plan from 275,000 to 500,000 shares; and

    4. To transact such other business as may properly come before the meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on April 3, 1996 as the record date for determining shareholders entitled to notice of and to vote at the meeting and any adjournment thereof.

                                          By Order of the Board of Directors,

                                          Mark F. Spiro
                                          Vice President/Secretary/Treasurer

Dated: April 18, 1996

  YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

                              CALPROP CORPORATION
                          5456 MCCONNELL AVENUE, #245
                         LOS ANGELES, CALIFORNIA 90066

                               ----------------

                  PROXY STATEMENT FOR THE 1996 ANNUAL MEETING
                  OF SHAREHOLDERS TO BE HELD ON MAY 23, 1996

                               ----------------

                              GENERAL INFORMATION

  This Proxy Statement is being mailed on or about April 18, 1996, to the shareholders of Calprop Corporation, a California corporation (the "Company"), in connection with the solicitation of proxies on behalf of the Board of Directors of the Company to be used at the 1996 Annual Meeting of the Shareholders of the Company to be held on May 23, 1996 (the "Meeting") and any adjournment or adjournments thereof. Any proxy given may be revoked at any time prior to the exercise of the powers conferred by it by filing with the Secretary of the Company a written notice signed by the shareholder revoking such proxy or a duly executed proxy bearing a later date. In addition, the powers conferred by such proxy may be suspended if the person executing the proxy is present at the meeting and elects to vote in person. All shares represented by each properly executed and unrevoked proxy received in time for the Meeting will be voted (unless otherwise indicated thereon) in the manner specified therein at the Meeting and any adjournment or adjournments thereof.

  The Company will pay the expenses of soliciting proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of shares. In addition to the use of the mails, some of the Company's directors, officers and regular employees, without extra compensation, may solicit proxies by telegram, telephone and personal interview.

  The Annual Report of the Company for year ended December 31, 1995 is being mailed to shareholders concurrently with the mailing of this Notice of Annual Meeting and Proxy Statement.

                                 VOTING RIGHTS

  The close of business on April 3, 1996 (the "Record Date") has been fixed by the Board of Directors as the record date for determining shareholders entitled to notice of and to vote at the Meeting and any adjournment or adjournments thereof. On the Record Date, there were outstanding 4,897,030 shares of the Company's Common Stock, $1 par value ("Common Stock"), all of one class and all of which are entitled to be voted at the Meeting. Holders of such issued and outstanding shares of Common Stock are entitled to one vote for each share held by them.

  A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in the tabulation of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

  Victor Zaccaglin, Chairman of the Board and Chief Executive Officer of the Company, beneficially owns approximately 34.8% of the outstanding shares of the Company's Common Stock entitled to be voted at the Meeting and has advised the Company that he intends to vote such shares for the nominees for director listed below and for the proposals being submitted to shareholders described herein. Other officers, directors and affiliates of the Company beneficially own in the aggregate approximately 17.1% of the outstanding shares of the Company's Common Stock entitled to be voted at the Meeting, and it is anticipated that such persons will vote for the proposals and for the nominees for director set forth below. Accordingly, if all such shares are voted for the proposals and for the nominees for director set forth below, no additional affirmative vote of the outstanding shares of the Company's Common Stock will be required for approval of the proposals and election of the nominees for director specified below.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS

  The following table sets forth, as of March 15, 1996 (unless otherwise indicated in the notes to the table), certain information concerning the beneficial ownership of the Company's equity securities of each person known by the Company to own beneficially five percent or more of the Company's Common Stock, the Company's only outstanding class of securities presently entitled to vote. A person is deemed to be the beneficial owner of securities, whether or not he has any economic interest therein, if he directly or indirectly has (or shares with others) voting or investment power with respect to the securities or has the rights to acquire such beneficial ownership within sixty days. The percentages set forth in the following table and in the table under the caption "Beneficial Ownership of Management" as to each person's ownership of the Company's Common Stock are based on the 4,897,030 shares of Common Stock outstanding on March 15, 1996, plus any shares which may be acquired upon exercise of stock options or the conversion of preferred stock held by such person which are exercisable or convertible on or within sixty days after such date. Accordingly, the percentages are based upon different denominators.

                                                    NUMBER OF SHARES
                   NAME AND ADDRESS OF               OF COMMON STOCK    PERCENT
                    BENEFICIAL OWNER              BENEFICIALLY OWNED(1) OF CLASS
                   -------------------            --------------------- --------
        Victor and Hannah Zaccaglin(2)...........       4,446,026(3)     58.2%
        5456 McConnell Avenue, #245
        Los Angeles, California 90066

        John Curci(4)............................       2,438,393(5)     35.8%
        717 Lido Park Drive
        Newport Beach, California 92663

- --------
(1) Information with respect to beneficial ownership is based on information furnished to the Company by each shareholder included in the table or included in filings with the Securities and Exchange Commission. Except as indicated in the notes to the table, each shareholder included in the table has sole voting and dispositive power with respect to the shares shown to be beneficially owned by such shareholder. The table may not reflect limitations on voting power and investment power arising under community property and similar laws.

(2) Various members of Victor and Hannah Zaccaglin's family own Common Stock of the Company. Although there is no agreement or understanding between such parties as to the holding or voting of their respective shares of Common Stock, it is anticipated that such persons (including John Curci) will vote for the slate of Directors as listed below and for the proposals described herein.

(3) This amount includes 2,349,662 shares of Common Stock acquirable upon the conversion of presently convertible Preferred Stock owned by Mr. Victor Zaccaglin on March 15, 1996. This amount also includes 390,000 shares acquirable under options which were exercisable by Mr. Zaccaglin on or within sixty (60) days after March 15, 1996. This amount also includes 73,368 shares (1.7%) held in trust by Victor and Hannah Zaccaglin for the benefit of their children and relatives.

(4) John Curci is Victor Zaccaglin's cousin.

(5) This amount includes 1,909,273 shares of Common Stock acquirable upon the conversion of presently convertible Preferred Stock owned by Mr. John Curci on March 15, 1996.

BENEFICIAL OWNERSHIP OF MANAGEMENT

  The following table sets forth, as of March 15, 1996, certain information concerning the beneficial ownership of the equity securities of the Company of
(i) each director and nominee for director of the Company, (ii) each executive officer of the Company covered by the Summary Compensation Table below and
(iii) all directors and executive officers of the Company as a group.

                                                NUMBER OF SHARES OF
                                                    COMMON STOCK       PERCENT
   NAME OF BENEFICIAL OWNER                   BENEFICIALLY OWNED(1)(2) OF CLASS
   ------------------------                   ------------------------ --------
   William F. McKenna.......................            32,500           0.7%
   John L. Curci(3).........................           181,080           3.7%
   Ronald S. Petch(4).......................           317,115           6.2%
   Angelo Leparulo..........................            22,500           0.5%
   George R. Bravante, Jr. .................                 0           0.0%
   Victor Zaccaglin(5)......................         4,446,026          58.2%
   Mark F. Spiro............................           140,000           2.8%
   All Directors and Executive Officers as a
    group (8 persons).......................         5,179,221          64.3%

- --------
(1) See Note 1 to the preceding table.

(2) Includes the following numbers of shares of Common Stock acquirable under options which were exercisable on or within sixty days after March 15, 1996: William E. McKenna, 22,500; Angelo Leparulo, 22,500; Ronald S. Petch, 246,000; Victor Zaccaglin, 390,000; Mark F. Spiro, 110,000; John L. Curci, 25,000; all Directors and Executive Officers as a group, 838,000.

(3) John L. Curci is the son of Mr. Zaccaglin's cousin, John Curci, who is a principal shareholder of the Company. See "Beneficial Ownership of Principal Shareholders," above.

(4) Mr. Petch is Victor Zaccaglin's nephew.

(5) See Notes 2 and 3 to the preceding table.

                             ELECTION OF DIRECTORS

  The Board of Directors of the Company is comprised of six directors each of whom is standing for election at the annual meeting. Each director elected at the meeting will hold office for a term expiring at the 1997 Annual Meeting of Shareholders and until his successor is duly elected and qualified.

  It is intended that the shares represented by the enclosed proxy will be voted, unless otherwise instructed, for the election of the six nominees named below. While the Company has no reason to believe that any of the nominees will be unable to serve as a director, it is intended that if such an event should occur, such shares will be voted for such substitute nominee or nominees as may be selected by the Board of Directors. The candidates receiving a plurality of the votes of the shares present and entitled to vote at the meeting in person or by proxy will be elected.

  Pursuant to California law and the Company's Articles of Incorporation, the election of directors is not by cumulative voting. Each shareholder may vote all the shares held by that shareholder for each of the several nominees up to the number of directors to be elected (6). Shareholders may not cast more votes for any single nominee than the number of shares held by that shareholder.

  Set forth below is certain information regarding the nominees for director of the Company. Except for Mr. Bravante, Jr., the nominees for director named below are presently serving as directors of the Company for terms expiring at the Meeting.

NOMINEES FOR ELECTION AS DIRECTORS

                                     PRINCIPAL OCCUPATION               DIRECTOR
     NAME          AGE       AND OTHER POSITIONS WITH THE COMPANY        SINCE
     ----          ---       ------------------------------------       --------
John L. Curci       59     Member, Lido Peninsula Company, LLC            1986
                           (1995-Present); Partner, Curci-Turner
                           Company (1986-Present); Owner and Offi-
                           cer of Val Vista Estates, Inc. (1976 to
                           Present); Owner and President of Lido
                           Management Co. (1964 to Present); Manag-
                           ing Partner HCH Developments and Morro
                           Shores.

Angelo Leparulo     68     Formerly Executive Vice President of Oc-       1986
                           cidental Petroleum Corporation; formerly
                           Chairman of Occidental Engineering Corp.
                           and Occidental Resource Recovery System
                           Inc. and formerly President of Occiden-
                           tal International Engineering Co. and
                           Occidental LNG Corp.

Ronald S. Petch     51     President of the Company since November,       1974
                           1993 and prior to that he served as Ex-
                           ecutive Vice President, Operations since
                           February, 1992.

                                   PRINCIPAL OCCUPATION            DIRECTOR
       NAME          AGE   AND OTHER POSITIONS WITH THE COMPANY     SINCE
       ----          ---   ------------------------------------    --------
William E. McKenna    76 Since December, 1977, general partner of    1981
                         MCK Investment Company (private
                         investment company) in Beverly Hills,
                         CA. Director of the following publicly
                         traded companies: Drexler Technology
                         Corp., WMS Industry Inc., Williams
                         Hospitality Group, Inc., California
                         Amplifier, Inc., Safeguard Health
                         Enterprises, Inc.

Victor Zaccaglin      75 Chairman of the Board and Chief             1961
                         Executive Officer of the Company since
                         1961 and also President from 1961 to
                         October, 1987 and from March, 1992 to
                         November, 1993.

George R. Bravante,   37 Formerly President and Chief Operating       --
 Jr.                     Officer of Colony Advisors, formerly
                         President and Chief Operating Officer of
                         American Real Estate Group, formerly
                         Chief Financial Officer of RMB Realty,
                         and formerly Manager at Ernst & Whinney.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

  The Board of Directors of the Company held a total of four regular meetings during 1995. No director attended less than 75% of the aggregate of (a) the total number of meetings of the Board of Directors and (b) the total number of meetings of all committees of the Board on which he served.

  The Company has an Audit Committee, the function of which is to assist the Board of Directors in fulfilling its responsibilities with respect to corporate accounting, auditing, and reporting practices. In performing such function, the Audit Committee is responsible for selecting the firm of certified public accountants to be retained as the Company's auditors and maintains a direct line of communication with the Company's independent auditors. The Audit Committee held two meetings during 1995. Its current members are Messrs. Leparulo and McKenna (the Chairman of the Audit Committee).

  The Company also has a Stock Option/Compensation Committee which authorizes and reviews officers' compensation and the granting of stock options and stock to key employees and directors of the Company. This committee held three meetings during 1995, and its current members are Messrs. Leparulo and McKenna (the Chairman of the Stock Option/Compensation Committee).

  The Company has no Nominating Committee.

            COMPENSATION AND IDENTIFICATION OF EXECUTIVE OFFICERS;
                         TRANSACTIONS WITH MANAGEMENT

EXECUTIVE COMPENSATION

  The following table sets forth as to the Chief Executive Officer, the President and the Chief Financial Officer of the Company information concerning the annual and long-term compensation for services rendered in all capacities to the Company during the fiscal year ended December 31, 1995, and the two preceding fiscal years. No other executive officer received more than $100,000 in annual salary and bonus during 1995.

SUMMARY COMPENSATION TABLE

                         ANNUAL COMPENSATION(1)  LONG-TERM COMPENSATION
                         ----------------------- ----------------------
                                                 RESTRICTED  SECURITIES
                                                    STOCK    UNDERLYING    ALL OTHER
NAME AND POSITION          YEAR       SALARY     AWARD(S)(5) OPTION(S)  COMPENSATION(6)
- -----------------        ----------------------- ----------- ---------- ---------------
Victor Zaccaglin(2)           1995      $185,000   $31,875    100,000         --
 Chairman of the Board        1994       185,000     --       100,000       $1,470
  and Chief Executive         1993       185,600    22,500    130,000          569
  Officer and Director

Ronald S. Petch(3)            1995      $140,000   $21,250     70,000       $1,064
 Director, Chief              1994       125,000    15,000     70,000         --
  Operating Officer and       1993       110,008    15,000    100,000         --
  President

Mark F. Spiro(4)              1995      $100,000   $10,650     60,000       $  422
 Chief Financial Officer      1994        80,000     7,500     60,000         --
                              1993        80,000     8,125     50,000         --

- --------
(1) Does not include certain amounts paid by the Company which may have value to the recipient as personal benefits. Although such amounts cannot be precisely determined, the Company has concluded that the aggregate amount thereof does not exceed 10% of the cash compensation of neither Messrs. Zaccaglin, Petch nor Spiro.

(2) Mr. Zaccaglin, age 75, has been Chairman of the Board and Chief Executive Officer of the Company since 1961. He was President from March, 1992 to November, 1993 and prior to that from 1961 to October 1987.

(3) Mr. Petch, age 51, has been President since November, 1993 and prior to that was Vice President, Operations of the Company since February 1992. Since 1974, he has been a director of the Company, and from March 1981 until February 1992, he was engaged in real estate investments, development and marketing.

(4) Mark F. Spiro, age 44, has been employed by the Company since November 1993 as its Vice President of Finance, Secretary and Treasurer. From July 1989 until September 1993 he was employed as chief financial officer at Inco Homes, a residential builder in Southern California. His areas of responsibility included oversight of the company's accounting and financing activities. Mr. Spiro served as controller for Inco Homes and assistant controller of MCG and Associates from 1983 to 1989.

(5) Based upon the closing market price of shares of the Company's Common
    Stock on the date of the restricted stock award multiplied by the number of shares awarded. Mr. Zaccaglin has received the following awards of restricted stock: 20,000 shares on October 31, 1991, valued at $25,000.00, 30,000 shares on October 6, 1993, valued at $22,500.00 and 30,000 shares on October 4, 1995, valued at $31,875.00. Mr. Petch has received 10,000 shares on February 2, 1992, valued at $30,000.00, 20,000 shares on October 6, 1993, valued at $15,000.00, 20,000 shares on October 4, 1994, valued at $15,000.00 and 20,000 shares on October 4, 1995, valued at $21,250.00. Mr. Spiro has received 10,000 shares on November 1, 1993, valued at $8,125.00, 10,000 shares on October 4, 1994, valued at $7,500.00 and
   10,000 shares on October 4, 1995, valued at $10,625.00. The number of restricted shares held by Messrs. Zaccaglin, Petch and Spiro as of December 31, 1995 is 70,000, 50,000, and 30,000, respectively. The value of such restricted shares as of December 31, 1995 is $56,875, $40,625, and $24,375, respectively. Twenty percent of each award vests on the anniversary date of each grant, resulting in Messrs. Zaccaglin, Petch and Spiro holding a total of 28,000, 18,000 and 6,000 vested shares, respectively, as of December 31, 1995.

(6) Such other compensation represents the amount of insurance premiums paid by the Company with respect to term life insurance for the benefit of Messrs. Zaccaglin, Petch and Spiro.

  In addition to Messrs. Zaccaglin, Petch and Spiro, the Company currently has one other executive officer: Richard Greene, age 49, is a Vice President of the Northern California Division of the Company. He has been employed by the Company since July 1985, and prior to September 1991, was a Senior Project Manager for the Company. All of the Company's executive officers serve at the pleasure of the Board of Directors.

OPTION GRANTS IN LAST FISCAL YEAR

  Shown below is information on grants of stock options pursuant to the 1993 Stock Option Plan during the fiscal year ended December 31, 1995 to Mr. Zaccaglin, Mr. Petch and Mr. Spiro, the executive officers of the Company named in the foregoing Summary Compensation Table.

                                            PERCENTAGE OF
                          NUMBER OF SHARES  TOTAL OPTIONS
                          OF COMMON STOCK    GRANTED TO    EXERCISE
                         UNDERLYING OPTIONS EMPLOYEES IN     PRICE    EXPIRATION
NAME                         GRANTED(1)         1995      (PER SHARE)    DATE
- ----                     ------------------ ------------- ----------- ----------
Victor Zaccaglin........      100,000           32.8%      $1.16875    10-04-00
Ronald S. Petch.........       70,000           22.9%      $1.0625     10-04-05
Mark F. Spiro...........       60,000           19.7%      $1.0625     10-04-05

- --------
(1) Such options were all granted under the Company's 1993 Stock Option Plan. The purchase price of shares covered by such stock options may not be less than the fair market value of the Company's Common Stock at the date of grant. The term of each such option and the increments in which it is exercisable are determined by the committee which administers the 1983 and 1993 Plans, provided that no option may have a term of more than 10 years from the date of grant and no option may be exercised by a holder prior to one year of continued employment with, or service as a director for, the Company.

FISCAL YEAR END OPTION VALUES

  Shown below is information with respect to the unexercised options to purchase the Company's Common Stock granted under the 1993 Stock Option Plan and in prior years under the 1983 Stock Option Plans to Messrs. Zaccaglin, Petch and Spiro. Neither Mr. Zaccaglin, Mr. Petch nor Mr. Spiro exercised any stock options during 1995.

                                NUMBER OF SHARES OF
                              COMMON STOCK UNDERLYING
                                    UNEXERCISED          VALUE OF UNEXERCISED
                                  OPTIONS HELD AT       IN-THE-MONEY OPTIONS AT
                                 DECEMBER 31, 1995       DECEMBER 31, 1995(1)
                             ------------------------- -------------------------
   NAME                      EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
   ----                      ----------- ------------- ----------- -------------
   Victor Zaccaglin.........   390,000      100,000          --         --
   Ronald S. Petch..........   246,000       70,000      $10,625        --
   Mark F. Spiro............   110,000       60,000        3,750        --

- --------
(1) Options are "In-the-Money" if the fair market value of the underlying Common Stock exceeds the exercise price of the option.

COMPENSATION OF DIRECTORS

  Each director of the Company (other than Mr. Zaccaglin and Mr. Petch since his appointment as an officer) receives compensation of $3,000 per quarter for serving as a director and no additional fees for serving as a member of any committee of the Board of Directors. All directors of the Company (except directors serving on the Stock Option Committee) are eligible to receive stock options under the Company's 1983 Stock Option Plan and under the 1993 Stock Option Plan. All non-employee directors then serving on the Stock Option Committee are eligible to receive stock options under the Company's Director Stock Option Plan, described below.

DIRECTOR STOCK OPTION PLAN

  The Company maintains the Calprop Corporation Director Stock Option Plan (the "Director Plan") which authorizes the granting of options to purchase a maximum of 100,000 shares of the Company's Common Stock to non-employee directors of the Company who are serving on the Company's Stock Option/Compensation Committee. The Director Plan was adopted in order to permit non-employee directors of the Company who serve on the Stock Option/Compensation Committee administering the Company's employee stock option plans to continue to be eligible to receive stock options without adversely affecting the qualification of the employee plans under Rule 16b-3 under the Securities Exchange Act of 1934.

  The Director Plan provides for annual grants of options to purchase 7,500 shares of the Company's Common Stock on the date of the organizational meeting of the Board of Directors of the Company (which is the first meeting of the Board following the Company's Annual Meeting of Shareholders). The purchase price of shares covered by an option granted under the Director Plan shall be the fair market value (as defined in the Director Plan) of the Company's Common Stock on the date of grant of the option. Generally, fair market value is defined as the closing price for such stock on the American Stock Exchange on the date of grant. Each option granted under the Director Plan becomes exercisable in full on the first anniversary of the date on which it was granted, provided that no such option may be exercised after the expiration of ten years from the date of grant.

CERTAIN TRANSACTIONS WITH MANAGEMENT AND OTHERS

  In 1994, Curci-Turner Company, a California general partnership ("Curci-Turner") and a related party, made construction loans of up to a maximum of $2,750,000 and $1,000,000 at interest rates of 12% and 10%, respectively, to the Company for the construction of the Cypress Cove project. In addition to the interest payable to Curci-Turner, the loans required loan fees of 10 and
0.75 points, respectively. Both of these loans were repaid in their entirety in 1995 prior to their maturity dates.

  In March 1994, the Company sold its headquarters building in Marina Del Rey, California in an arm's-length transaction and entered into a three year lease in the same building. The Company owned a one-third interest in the headquarters building. The remaining two-thirds interest in the building was owned by the estate of a relative of Victor Zaccaglin and leased back to the Company. The Company's annual rental payments through March 1994 were approximately $18,600 which approximated the amount required to service the debt on the building and provide an annualized yield of 10% to the estate of such relative.

  In September 1994, Curci-Turner loaned $2,000,000 to the Company, secured by a deed of trust on the Mission Gorge real property, at an interest rate of 10% which is due in September 1997. In addition to the interest payable to Curci-Turner, the loan contains both a profit sharing provision which provides for the payment to Curci-Turner of 50% of "Net Sales Proceeds" as defined in the agreement (which is comparable to gross profit) upon sale of the units in the Project and required loan fees of 15 points. As of December 31, 1995, the Company owed $2,000,000. Management expects to re-pay this loan off prior to its due date.

  In March 1995, Curci-Turner loaned $4,000,000 to the Company, secured by a deed of trust on the Summertree Park property. The loan was obtained to purchase the 120 lots of the Summertree Park project in Elk Grove area in Sacramento County, California, at an interest rate of prime plus 1.5% due in September 1997. In addition to the interest payable to Curci-Turner, the loan contains a profit sharing provision which provides for the payment to Curci-Turner of 40% of "Net Sales Proceeds" as defined in the agreement (which is comparable to net profit before income taxes) upon sale of the units in the Project. As of December 31, 1995, the Company owed $4,000,000. Management expects to repay this loan prior to its maturity date.

  During 1995, Mr. Zaccaglin made additional loans to the Company to help its cash flow requirements. Loans were made totaling $1,000,000, bearing interest at an annual rate of 10% or prime plus 1.5% to 2%. As of December 31, 1995, there were loans totaling $1,500,000 to the Company by Mr. Zaccaglin. Management expects to repay these loans prior to their maturity dates which are all in early 1997.

   PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S 1993 STOCK OPTION PLAN

  The Board of Directors has adopted and the shareholders have previously approved the Calprop Corporation 1993 Stock Option Plan (the "1993 Plan") which currently authorizes the granting of options to purchase a maximum of 1,000,000 shares of the Company's Common Stock to key employees of the Company and its subsidiaries, including officers and directors who are also employees and non-employee directors who are not members of the Stock Option Committee. The Board of Directors of the Company believes that the Company's ability to grant stock options to key employees assists the Company in attracting and retaining key employees by affording them an opportunity to acquire a proprietary interest in the Company. As of the date hereof, only 120,250 shares remain available for grants of options under the 1993 Plan. Accordingly, on March 9, 1996, the Board of Directors adopted an amendment to the 1993 Plan, subject to shareholder approval, authorizing an additional 500,000 shares of the Company's Common Stock for stock option grants under 1993 Plan increasing the 1993 Plan to 1,500,000 shares.

TERMS AND CONDITIONS OF THE 1993 PLAN

  The 1993 Plan authorizes the granting during the period ending in March, 2003 of stock options to purchase in the aggregate 1,000,000 shares of the Company's Common Stock (1,500,000 shares if the amendment is approved by shareholders). The 1993 Plan provides the flexibility for the grant of options intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and options which do not so qualify, "non-qualified stock options".

  The 1993 Plan is administered by the Stock Option/Compensation Committee appointed by the Board and consisting of non-employee directors (the "Committee"). Subject to the provisions of the 1993 Plan, the Committee has the authority to determine the employees to whom and the times at which options are granted, the price and terms of and the number of shares covered by each option and whether an option is intended to be granted as an incentive stock option or a non-qualified stock option. As of March 15, 1996, twenty-six persons were eligible for option grants under the 1993 Plan.

  The purchase price of shares with respect to which an option is granted under the 1993 Plan and the terms covering payment of such purchase price are determined by the Committee in its sole discretion, but such price may not be less than 100% of the fair market value of the shares on the date the option is granted, as such fair market value is determined in good faith in accordance with the terms of the 1993 Plan. Generally, fair market value is defined as the closing price for such stock on the American Stock Exchange on the date of grant. In the event, however, that an incentive stock option is granted to an employee who, at the time the option is granted, owns stock representing more than ten percent of the total combined voting power of all classes of stock of the Company or any subsidiary, the purchase price of shares with respect to which such option is granted must be at least 110% of the fair market value of the shares on the date of grant. The closing price of the Company's Common Stock on March 15, 1996 was $0.875 per share.

  Options granted under the 1993 Plan will be exercisable in such increments and at such times as the Committee shall specify, provided that no option may be exercised within one year after the date of grant and no option may be exercised after the expiration of ten years from the date of grant (or more than five years from the date of grant in the case of an incentive stock option granted to an employee who, at the time the option is granted, owns stock representing more than ten percent of the total combined voting power of all classes stock of the Company or any subsidiary). Shares covered by the unexercised portion of any terminated or expired option may again be the subject of further options under the 1993 Plan.

  Upon any exercise of an option granted under the 1993 Plan, the purchase price of the shares purchased upon such exercise shall be paid in full (i) in cash, (ii) by delivery to the Company of shares of its Common Stock having a fair market value equal to the purchase price or (iii) by a combination of cash and stock. The fair market value of shares of the Company's Common Stock delivered in full or partial payment of the exercise price of an option will be determined by the Committee as of the date of exercise in the same manner by which the fair market value of shares of the Company's Common Stock is determined on the date of grant of an option.

  The Company will receive no consideration upon the grant of any option under the 1993 Plan. Cash proceeds received by the Company from the sale of Common Stock pursuant to the exercise of options granted under the 1993 Plan will constitute general funds of the Company which may be used for general corporate purposes.

  Under the 1993 Plan, if an optionee's employment with the Company is terminated for any reason, the number of shares purchasable under any option granted to the optionee is limited to the number of shares which are purchasable by the optionee at the date of such termination. If termination of employment occurs for any reason other than such optionee's death, the option will expire unless exercised by him within ninety days after the date of such termination. If termination of employment occurs by reason of death, the option will expire unless exercised by the optionee's successor within one year after the date of death.

  Options granted under the 1993 Plan are exercisable only by the optionee during his lifetime and are not transferable except by will or the laws of descent and distribution.

FEDERAL INCOME TAX CONSEQUENCES

  Incentive Stock Options. No federal income tax consequences result from the grant of an incentive stock option, and generally the exercise of an incentive stock option will not result in the recognition of income by an optionee. If an optionee satisfies certain holding period requirements for shares acquired upon the exercise of an incentive stock option, the full amount of his gain upon the sale of such shares (measured by the difference between the amount of his proceeds of sale less the exercise price) will normally be treated as long-term capital gain. The Company will not be entitled to any deduction under such circumstances.

  Non-Qualified Options. No federal income tax consequences result from the grant of a non-qualified stock option. Generally, an optionee will recognize ordinary income upon exercise of a non-qualified stock option in an amount equal to the difference between the fair market value on the date of exercise of the shares acquired upon exercise of the option and the aggregate exercise price for such shares. The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by an optionee as a result of the exercise of a non-qualified stock option.

  The preceding discussion under the heading "Federal Income Tax Consequences" is based on federal tax laws and regulations as in effect on the date of this Proxy Statement and does not purport to be a complete description of the federal income tax aspects of the 1993 Plan.

APPROVAL AND RECOMMENDATION OF BOARD OF DIRECTORS

  Approval of the amendment to the 1993 Stock Option by the shareholders of the Company will require the affirmative vote of a majority of the shares of Common Stock present and represented at the Meeting.

  THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1993 STOCK OPTION PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE AMENDMENT TO THE 1993 STOCK OPTION PLAN UNLESS A VOTE AGAINST THE AMENDMENT OR ABSTENTION IS SPECIFICALLY INDICATED.

               PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S
                        LONG TERM STOCK INCENTIVE PLAN

  The Board of Directors has adopted and the shareholders have previously approved the Calprop Corporation Long Term Stock Incentive Plan (the "Incentive Plan") which currently authorizes the granting of 275,000 shares of the Company's Common Stock to key employees of the Company and its subsidiaries. The Board of Directors of the Company believes that the Company's ability to grant stock to key employees assists the Company in attracting and retaining key employees by affording them an opportunity to acquire a proprietary interest in the Company. As of the date hereof, only 13,940 shares remain available for grants of Stock under the Incentive Plan. Accordingly, on March 9, 1996, the Board of Directors adopted an amendment to the Incentive Plan, subject to shareholder approval, authorizing an additional 225,000 shares of the Company's Common Stock for stock grants under the Incentive Plan, increasing the Incentive Plan to 500,000 shares.

TERMS AND CONDITIONS ON THE INCENTIVE PLAN

  The Incentive Plan permits the Company, subject to the terms of such Incentive Plan, to award ("Restricted Stock Awards") a maximum of 275,000 shares (500,000 shares if the amendment is approved by the shareholders) of the Company's Common Stock to eligible participants in consideration of services actually rendered to the Company or for its benefit having a fair value of not less than $1.00 multiplied by the number of shares awarded to the particular key employee. The shares of stock covered by Restricted Stock Awards are subject to potential forfeiture to the Company under certain circumstances when a participant terminates employment with the Company, as described in more detail below. As of March 15, 1996, there were twenty-five persons eligible for Restricted Stock Awards under the Incentive Plan.

  Until the restrictions imposed on shares of Stock granted to a participant pursuant to a Restricted Stock Award lapse, if the participant voluntarily terminates his or her employment with the Company, or is terminated by the Company for cause, all shares of stock covered by Restricted Stock Awards made to such participant which remain subject to restrictions as of the date of termination of employment (i.e., shares of Stock as to which the restrictions have not lapsed) are forfeited and must be returned to the Company at no cost to the Company. For such purposes, an employee will not be deemed to have voluntarily terminated his or her employment with the Company in the event of his or her retirement at or after age 65, disability or death.

  If employment of a participant is terminated for any reason other than the voluntary termination of the participant or his or her termination of cause by the Company, then the restrictions imposed on any Restricted Stock Award granted to the participant will lapse on the date of such termination as to 20% of the shares of Stock covered by the Award if the termination of employment occurs subsequent to the first anniversary of the date of grant of Restricted Stock Award and before the second anniversary thereof, and as to 40% of the shares if the termination occurs subsequent to the second anniversary of the date of grant and before the third anniversary thereof, and as to 60% of the shares if the termination occurs subsequent to the third anniversary of the date of grant and before the fourth anniversary thereof, and as to 80% of the shares if the termination occurs subsequent to the fourth anniversary date. In the event of such termination of employment, any shares of Stock as to which the restrictions have not lapsed will be forfeited and must be returned to the Company immediately at no cost to the Company. The restrictions imposed on shares of Stock covered by any Restricted Stock Award that have not been forfeited will lapse in their entirety on the fifth anniversary of the date of grant of the Restricted Stock Award.

  Unless a participant's shares of Stock covered by a Restricted Stock Award shall have been forfeited to the Company by virtue of termination of employment, the participant has absolute ownership of such shares including the right to vote and to receive dividends or other distributions thereon, subject to the terms, conditions and restrictions described in the Incentive Plan and any instrument evidencing the grant of the Restricted Stock Award.

APPROVAL AND RECOMMENDATION OF BOARD OF DIRECTORS

  Approval of the amendment to the Long Term Stock Incentive Plan by the shareholders of the Company will require the affirmative vote of a majority of the shares of Common Stock present and represented at the Meeting.

  THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE COMPANY'S LONG TERM STOCK INCENTIVE PLAN. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED FOR THE AMENDMENT TO THE LONG TERM STOCK INCENTIVE PLAN UNLESS A VOTE AGAINST THE AMENDMENT OR ABSTENTION IS SPECIFICALLY INDICATED.

                        INDEPENDENT PUBLIC ACCOUNTANTS

  Deloitte & Touche served as the Company's auditors in 1995. The Audit Committee of the Board of Directors has selected Deloitte & Touche as the independent public accountants of the Company for 1996 and considers Deloitte & Touche to be well qualified. If Deloitte & Touche shall decline to act, or otherwise become incapable of acting, or if its engagement is otherwise terminated by the Board of Directors or the Audit Committee (none of which events are currently anticipated), in any such case, the Audit Committee will appoint other auditors for 1996. A representative of Deloitte & Touche will be present at the annual meeting where he or she will be given an opportunity to make a statement if he or she so desires and will be available to respond to questions raised during the meeting.

  The Company's Audit Committee approves in advance all audit and non-audit services to be performed by the Company's independent public accountants and considers the possible effect on the independence of the accountants. No relationship exists between the Company and Deloitte & Touche other than the usual relationship between independent public accountants and client.

                             SHAREHOLDER PROPOSALS

  A shareholder proposal intended to be presented at the Company's next annual shareholders meeting must be received by the Company at its principal executive offices on or before January 2, 1997, for inclusion in the Company's proxy statement and form of proxy relating to that meeting.

                                OTHER BUSINESS

  The Board of Directors does not intend to present any other business at the meeting and knows of no other matters which will be presented at the meeting.

                                          Mark F. Spiro
                                          Vice President/Secretary/Treasurer

Dated: April 18, 1996

  YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

PROXY                                                                     PROXY

                              CALPROP CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE 1996 ANNUAL MEETING
                                OF SHAREHOLDERS

  The undersigned shareholder of Calprop Corporation hereby appoints Victor Zaccaglin and William E. McKenna and each of them, with full power of substitution to each, proxies of the undersigned to represent the undersigned at the 1996 Annual Meeting of Shareholders of Calprop Corporation to be held on May 23, 1996 at the Airport Marina Hotel, 8601 Lincoln Boulevard, Los Angeles, California, at 2:00 p.m., local time, and at any adjournment(s) thereof, with all powers, including voting rights, which the undersigned would possess if personally present at said meeting.

  THIS PROXY WILL BE VOTED AS DIRECTED. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS AND ALL OF THE NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE OF THIS PAGE.

                                                           [X]  Please mark
                                                               your votes as
                                                               indicated in
                                                               this example

The Board of Directors recommends a vote FOR Items 1, 2, and 3.

Item 1--ELECTION OF DIRECTORS                                   WITHELD
                                                       FOR      FOR ALL
        Nominees:                                      [_]        [_]
        John L. Curci
        William McKenna
        Angelo Leparulo
        George R. Bravante, Jr.
        Ronald S. Petch
        Victor Zaccaglin

WITHHELD FOR: (Write that nominee's name in the space provided below).

________________________________________________________________________________

                                                     FOR     AGAINST     ABSTAIN
Item 2--Approval of an Amendment to the Company's    [_]       [_]         [_]
        1993 Stock Option Plan increasing the
        number of Shares of the Company's Common
        Stock Authorized under The Plan from
        1,000,000 to 1,500,000 Shares.

Item 3--Approval of an Amendment to the Company's    [_]       [_]         [_]
        Long Term Stock Incentive Plan increasing the number of Shares of the Company's
        Common Stock Authorized under The Plan
        from 275,000 to 500,000 Shares.

Item 4--To transact such other business as may       [_]       [_]         [_]
        properly come before the meeting or any
        adjournment thereof.


                                            The undersigned hereby revokes any
                                            prior proxy and ratifies and
                                            confirms all the proxies named on
                                            the reverse side of this page or
                                            their substitutes, and each of them,
                                            shall lawfully do or cause to be
                                            done by virtue hereof.

                                            The undersigned hereby acknowledges
                                            receipt of the Notice of the 1996
                                            Annual Meeting of Shareholders and
                                            accompanying Proxy Statement dated
                                            April 18, 1996.

                                            The proxies (or, if only one, then
                                            that one proxy) or their substitutes
                                            acting at the meeting may exercise
                                            all powers hereby conferred on the
                                            reverse side of this page.



Signature(s) _____________________________________   Date ________________, 1996

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                              CALPROP CORPORATION

                      1996 ANNUAL MEETING OF SHAREHOLDERS

                               DATE: MAY 23, 1996

                          TIME: 2:00 P.M., LOCAL TIME

                         LOCATION: AIRPORT MARINA HOTEL
                             8601 LINCOLN BOULEVARD
                             LOS ANGELES, CALIFORNIA

                             CONTACT: MS DORI BARON

                           TELEPHONE: (310) 306-4314